Exhibit (f)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Luca D’Agnese, Francisco Javier Galán A. and Domingo Valdés P. to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any Registration Statement on Form F-6 (the “Registration Statement”) of Enersis Chile S.A. under the Securities Act of 1933, as amended, and all amendments, including post-effective amendments, and supplements to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Francisco De Borja Acha B.	Director	March 9, 2016
Francisco De Borja Acha B.

/s/ Francisco Starace	Director	March 11, 2016
Francisco Starace

/s/ Alberto De Paoli	Director	March 10, 2016
Alberto De Paoli

/s/ Giulio Fazio	Director	March 11, 2016
Giulio Fazio

/s/ Fernán Gazmuri P.	Director	March 10, 2016
Fernán Gazmuri P.

/s/ Pablo Cabrera G.	Director	March 10, 2016
Pablo Cabrera G.

/s/ Gerardo Jofré M.	Director	March 10, 2016
Gerardo Jofré M.

Signature	Title	Date

/s/ Luca D’Agnese	Chief Executive Officer	April 7, 2016
Luca D’Agnese	(Principal Executive Officer)

/s/ Francisco Javier Galán Allué	Chief Financial Officer	March 15, 2016
Francisco Javier Galán Allué	(Principal Financial Officer)

/s/ Paolo Pirri	Chief Accounting Officer	March 15, 2016
Paolo Pirri	(Principal Accounting Officer/Controller)

Authorized Representative in the U.S. for Enersis Chile S.A.	Date: April 1, 2016

/s/ Donald J. Puglisi
Name: Donald J. Puglisi Title: Managing Director Puglisi & Associates